PRESS RELEASE

CSG Systems INTERNATIONAL reports

THIRD Quarter 2025 RESULTS

DENVER--(November 5, 2025) — CSG® (NASDAQ: CSGS) today reported results for the quarter ended September 30, 2025.

Financial Results:

Third quarter 2025 financial results:

•
Total revenue was $303.6 million.
•
GAAP operating income was $30.5 million, or an operating margin of 10.0%, and non-GAAP operating income was $54.5 million, or a non-GAAP adjusted operating margin of 19.5%.
•
GAAP earnings per diluted share (EPS) was $0.73 and non-GAAP EPS was $1.31.
•
Cash flows from operations were $47.9 million, with non-GAAP adjusted free cash flow of $43.9 million.

Shareholder Returns:

•
CSG declared its quarterly cash dividend of $0.32 per share of common stock, or a total of approximately $9 million, to shareholders.
•
During the third quarter of 2025, CSG repurchased a total of approximately 275,000 shares of its stock for approximately $18 million.

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended September 30,			Nine Months Ended September 30,
	2025	2024	Percent Changed	2025	2024	Percent Changed
GAAP Results:
Revenue	$303,615	$295,143	2.9%	$900,196	$880,596	2.2%
Operating Income	30,459	31,822	(4.3%)	89,699	89,039	0.7%
Operating Margin Percentage	10.0%	10.8%		10.0%	10.1%
EPS	$0.73	$0.67	9.0%	$1.74	$1.83	(4.9%)
Cash Flows from Operating Activities	47,943	39,459	21.5%	96,738	53,213	81.8%
Non-GAAP Results:
Operating Income	$54,496	$50,076	8.8%	$160,443	$141,085	13.7%
Adjusted Operating Margin Percentage	19.5%	18.4%		19.5%	17.4%
EPS	$1.31	$1.06	23.6%	$3.61	$3.08	17.2%
Adjusted EBITDA	68,975	63,901	7.9%	201,292	182,050	10.6%
Adjusted Free Cash Flow	43,941	32,004	37.3%	90,584	36,685	146.9%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

CSG Systems International, Inc.

November 5, 2025

Results of Operations

GAAP Results: Total revenue for the third quarter of 2025 was $303.6 million, a 2.9% increase when compared to revenue of $295.1 million for the third quarter of 2024. The increase in revenue can be mainly attributed to the continued growth of CSG’s SaaS and related solutions.

GAAP operating income for the third quarter of 2025 was $30.5 million, or 10.0% of total revenue, compared to $31.8 million, or 10.8% of total revenue, for the third quarter of 2024.

GAAP EPS for the third quarter of 2025 was $0.73, compared to $0.67 for the third quarter of 2024, with the increase mainly attributed to foreign currency movements.

Non-GAAP Results: Non-GAAP operating income for the third quarter of 2025 was $54.5 million, or a non-GAAP adjusted operating margin of 19.5%, compared to $50.1 million, or a non-GAAP adjusted operating margin of 18.4% for the third quarter of 2024. The increase in non-GAAP operating margin can be mainly attributed to the cost efficiency actions discussed above.

Non-GAAP EPS for the third quarter of 2025 was $1.31, compared to $1.06 for the third quarter of 2024. The increase in non-GAAP EPS is mainly due the higher non-GAAP operating income, discussed above, and foreign currency movements.

Balance Sheet and Cash Flows

Cash and cash equivalents as of September 30, 2025 were $158.4 million compared to $145.9 million as of June 30, 2025 and $161.8 million as of December 31, 2024. CSG had net cash flows provided by operations for the third quarters ended September 30, 2025 and 2024 of $47.9 million and $39.5 million, respectively, and had non-GAAP adjusted free cash flow of $43.9 million and $32.0 million, respectively.

Additional Information

For information about CSG, please visit CSG’s website at csgi.com. Additional information can be found in the Investor Relations section of the website.

About CSG

CSG empowers companies to build unforgettable experiences, making it easier for people and businesses to connect with, use and pay for the services they value most. Our customer experience, billing and payments solutions help companies of any size make money and make a difference. With our SaaS solutions, company leaders can take control of their future and tap into guidance along the way from our fiercely committed and forward-thinking CSGers around the world.

Want to be future-ready and a change-maker like the global brands that trust CSG? Visit csgi.com to learn more.

CSG Systems International, Inc.

November 5, 2025

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

• CSG derives a significant portion of its revenue from a limited number of customers, with approximately forty percent of its revenue from its two largest customers;

• Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates;

• CSG’s ability to maintain a reliable, secure computing environment;

• Continued market acceptance of CSG’s products and services;

• CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;

• CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;

• CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;

• CSG’s ability to meet its financial expectations;

• Increasing competition in CSG’s market from companies of greater size and with broader presence;

• CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;

• CSG’s ability to protect its intellectual property rights;

• CSG’s ability to conduct business in the international marketplace;

• CSG’s ability to comply with applicable U.S. and International laws and regulations;

• CSG’s business may be disrupted, and its results of operations and cash flows adversely affected by a global pandemic; and

•
the risks and uncertainties associated with CSG’s previously disclosed entry into the Agreement and Plan of Merger, dated October 29, 2025, with NEC Corporation, Inc. and Canvas Transaction Company, Inc., including the ability of the parties to complete the proposed transaction contemplated thereby on the anticipated terms and timing, or at all.

This list is not exhaustive, and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

John Rea, SVP, Head of Finance, Treasury, Investor Relations, and ESG Reporting

(210) 687-4409

E-mail: John.Rea@csgi.com

Kyle Fisher, Senior Manager, Treasury and Investor Relations

(303) 796-2851

E-mail: Kyle.Fisher@csgi.com

CSG Systems International, Inc.

November 5, 2025

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$158,385	$161,789
Settlement and merchant reserve assets	301,545	343,235
Trade accounts receivable:
Billed, net of allowance of $4,331 and $3,041	268,024	266,903
Unbilled	86,064	80,173
Income taxes receivable	6,930	2,600
Other current assets	41,939	46,182
Total current assets	862,887	900,882
Non-current assets:
Property and equipment, net of depreciation of $143,445 and $133,514	45,292	56,595
Operating lease right-of-use assets	17,353	24,166
Software, net of amortization of $166,726 and $154,648	22,897	19,927
Goodwill	323,909	316,041
Acquired customer contracts, net of amortization of $145,489 and $133,279	31,291	39,377
Customer contract costs, net of amortization of $53,643 and $44,587	69,877	60,809
Deferred income taxes	83,700	73,295
Other assets	16,313	9,595
Total non-current assets	610,632	599,805
Total assets	$1,473,519	$1,500,687
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$-	$7,500
Operating lease liabilities	5,982	11,067
Customer deposits	44,158	41,448
Trade accounts payable	42,466	36,370
Accrued employee compensation	66,414	67,944
Settlement and merchant reserve liabilities	298,419	341,924
Deferred revenue	60,184	54,424
Income taxes payable	566	7,802
Other current liabilities	56,746	46,730
Total current liabilities	574,935	615,209
Non-current liabilities:
Long-term debt, net of unamortized discounts of $11,394 and $12,128	538,606	530,997
Operating lease liabilities	21,713	25,020
Deferred revenue	26,925	26,469
Income taxes payable	2,331	2,732
Deferred income taxes	69	94
Other non-current liabilities	19,444	17,597
Total non-current liabilities	609,088	602,909
Total liabilities	1,184,023	1,218,118
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 28,608 and 28,854 shares outstanding	722	718
Additional paid-in capital	532,082	518,215
Treasury stock, at cost; 42,286 and 41,583 shares	(1,238,633)	(1,194,224)
Accumulated other comprehensive income (loss):
Cumulative foreign currency translation adjustments	(45,975)	(62,290)
Accumulated earnings	1,041,300	1,020,150
Total stockholders' equity	289,496	282,569
Total liabilities and stockholders' equity	$1,473,519	$1,500,687

CSG Systems International, Inc.

November 5, 2025

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Revenue	$303,615	$295,143	$900,196	$880,596

Cost of revenue (exclusive of depreciation, shown separately below)	157,534	149,487	462,172	460,266
Other operating expenses:
Research and development	40,300	41,665	121,619	116,171
Selling, general and administrative	65,430	63,913	195,260	186,794
Depreciation	4,301	5,313	13,899	16,286
Restructuring and reorganization charges	5,591	2,943	17,547	12,040
Total operating expenses	273,156	263,321	810,497	791,557
Operating income	30,459	31,822	89,699	89,039
Other income (expense):
Interest expense	(7,367)	(7,778)	(21,964)	(22,982)
Interest income	1,284	1,922	4,266	6,641
Loss on debt extinguishment	-	-	(453)	-
Other, net	1,964	(2,187)	(3,787)	(1,455)
Total other	(4,119)	(8,043)	(21,938)	(17,796)
Income before income taxes	26,340	23,779	67,761	71,243
Income tax provision	(5,857)	(4,691)	(18,881)	(18,859)
Net income	$20,483	$19,088	$48,880	$52,384

Weighted-average shares outstanding:
Basic	27,627	28,362	27,762	28,475
Diluted	27,970	28,468	28,123	28,621

Earnings per common share:
Basic	$0.74	$0.67	$1.76	$1.84
Diluted	0.73	0.67	1.74	1.83

CSG Systems International, Inc.

November 5, 2025

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Nine Months Ended
	September 30, 2025	September 30, 2024
Cash flows from operating activities:
Net income	$48,880	$52,384
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	14,533	16,724
Amortization	39,874	37,467
Loss on debt extinguishment	453	-
Asset impairments	94	-
Loss on unrealized foreign currency transactions, net	547	225
Deferred income taxes	(9,093)	(189)
Stock-based compensation	25,654	25,023
Subtotal	120,942	131,634
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	(9,132)	(7,873)
Other current and non-current assets and liabilities	(14,001)	(12,771)
Income taxes payable/receivable	(11,946)	(16,194)
Trade accounts payable and accrued liabilities	7,639	(48,658)
Deferred revenue	3,236	7,075
Net cash provided by operating activities	96,738	53,213

Cash flows from investing activities:
Purchases of software, property, and equipment	(11,154)	(16,528)
Receipts from sale of software, property, and equipment	327	-
Business combinations, net of cash and settlement assets acquired of zero and $46,432	-	17,293
Net cash provided by (used in) investing activities	(10,827)	765

Cash flows from financing activities:
Proceeds from issuance of common stock	2,245	2,416
Payments of cash dividends	(27,415)	(26,598)
Repurchases of common stock	(58,525)	(42,439)
Deferred acquisition payments	(314)	(2,488)
Proceeds from long-term debt	150,625	15,000
Payments on long-term debt	(151,250)	(20,625)
Payments of debt financing costs	(2,258)	-
Payments on financing obligations	(5,513)	(2,191)
Settlement and merchant reserve activity	(43,671)	(79,606)
Net cash used in financing activities	(136,076)	(156,531)
Effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash	5,113	(337)

Net decrease in cash, cash equivalents, and restricted cash	(45,052)	(102,890)

Cash, cash equivalents, and restricted cash, beginning of period	506,763	463,876
Cash, cash equivalents, and restricted cash, end of period	$461,711	$360,986

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$23,243	$24,592
Income taxes	39,998	35,292

Non-cash investing and financing activities-
Software, property, and equipment included in current and non-current liabilities	11,868	9,830

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$158,385	$118,444
Settlement and merchant reserve assets	301,545	240,755
Restricted cash included in current and non-current assets	1,781	1,787
Total cash, cash equivalents, and restricted cash	$461,711	$360,986

CSG Systems International, Inc.

November 5, 2025

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenue by Significant Customers: 10% or more of Revenue

	Quarter Ended		Quarter Ended		Quarter Ended
	September 30, 2025		June 30, 2025		September 30, 2024
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Charter	$58,859	19%	$57,667	19%	$59,070	20%
Comcast	53,204	18%	51,415	17%	58,688	20%

Revenue by Vertical

	Quarter Ended	Quarter Ended	Quarter Ended
	September 30, 2025	June 30, 2025	September 30, 2024
Broadband/Cable/Satellite	51%	51%	53%
Telecommunications	18%	18%	18%
All other	31%	31%	29%
Total revenue	100%	100%	100%

Revenue by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	September 30, 2025	June 30, 2025	September 30, 2024
Americas	85%	85%	88%
Europe, Middle East and Africa	10%	11%	9%
Asia Pacific	5%	4%	3%
Total revenue	100%	100%	100%

CSG Systems International, Inc.

November 5, 2025

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP adjusted operating margin percentage, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP adjusted free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

• Certain internal financial planning, reporting, and analysis;

• Forecasting and budgeting;

• Certain management compensation incentives; and

• Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

• A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

• Consistency and comparability with CSG’s historical financial results; and

• Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

• Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

• The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

• Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

• Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

• Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

November 5, 2025

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	Adjusted Operating Margin Percentage	EPS
Transaction fees	—	X	—
Restructuring and reorganization charges	X	X	X
Executive transition costs	X	X	X
Acquisition-related expenses:
Amortization of acquired intangible assets	X	X	X
Earn-out compensation	X	X	X
Transaction-related costs	X	X	X
Stock-based compensation	X	X	X
Gain (loss) on debt extinguishment/conversion	—	—	X
Gain (loss) on acquisitions or dispositions	—	—	X
Unusual income tax matters	—	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•
Transaction fees are primarily comprised of fees paid to third-party payment processors and financial institutions and interchange fees under CSG’s payment services contracts. Transaction fees are included in revenue in CSG’s Income Statement (and not netted against revenue) because CSG maintains control and acts as principal over the integrated service provided under its payment services customer contracts. However, CSG excludes expense associated with transaction fees from the numerator and denominator in calculating its non-GAAP adjusted operating margin percentage in order to provide comparability with historical and future periods and with its peer group and competitors.
•
Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.
•
Executive transition costs include expenses incurred related to a departure of a CSG executive officer under the terms of the related separation agreement. These types of costs are not considered reflective of CSG’s recurring business operating results. The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

November 5, 2025

• Acquisition-related expenses include amortization of acquired intangible assets, earn-out compensation, and transaction-related costs. Transaction-related costs, which typically include expenses related to legal, accounting, and other professional services, are direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring business operating results. The total amount of acquisition-related expenses can vary significantly between periods based on the number and size of acquisition activities, previously acquired intangible assets becoming fully amortized, and ultimate realization of earn-out compensation. In addition, the timing of these expenses may not directly correlate with underlying performance of the CSG’s operations. Therefore, the exclusion of acquisition-related expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

• Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•
Gains and losses related to the extinguishment/conversion of debt can be as a result of the refinancing of CSG’s credit agreement and/or repurchase, conversion, or settlement of CSG’s convertible notes. These activities, to include any derivative activity related to debt conversions, are not considered reflective of CSG’s recurring business operating results. Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes. In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.
•
Gains or losses related to the acquisition or disposition of certain of CSG’s business activities are not considered reflective of CSG’s recurring business operating results. Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes. In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.
•
Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

November 5, 2025

CSG also reports non-GAAP adjusted EBITDA and non-GAAP adjusted free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, acquisition-related expenses, and unusual items, such as restructuring and reorganization charges, executive transition costs, gains and losses related to the extinguishment of debt, and gains and losses on acquisitions or dispositions, as discussed above. Additionally, management uses non-GAAP adjusted free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP adjusted free cash flow as net cash flows from operating activities before earn-out compensation payments related to acquisitions less the purchases of software, property, and equipment.

Non-GAAP Financial Measures

Non-GAAP Operating Income and Non-GAAP Adjusted Operating Margin Percentage:

The reconciliation of GAAP operating income to non-GAAP operating income, and calculation of CSG’s non-GAAP adjusted operating margin percentage, for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Non-GAAP Operating Income
GAAP operating income	$30,459	$31,822	$89,699	$89,039
Restructuring and reorganization charges (1)	5,591	2,943	17,547	12,040
Executive transition costs	-	-	-	352
Acquisition-related expenses:
Amortization of acquired intangible assets	3,474	3,929	10,385	10,174
Earn-out compensation	2,954	2,591	13,320	3,416
Transaction-related costs	3,200	32	3,200	243
Stock-based compensation (1)	8,818	8,759	26,292	25,821
Non-GAAP operating income	$54,496	$50,076	$160,443	$141,085

Non-GAAP Adjusted Operating Margin Percentage
Revenue	$303,615	$295,143	$900,196	$880,596
Less: Transaction fees (2)	(24,333)	(22,524)	(78,100)	(71,793)
Revenue less transaction fees	$279,282	$272,619	$822,096	$808,803
Non-GAAP adjusted operating margin percentage	19.5%	18.4%	19.5%	17.4%
(1)
Restructuring and reorganization charges include stock-based compensation, which is not included in the stock-based compensation line in the tables above and following, and depreciation, which has not been recorded to the depreciation line item on CSG’s Income Statement.
(2)
Transaction fees are primarily comprised of fees paid to third-party payment processors and financial institutions and interchange fees under CSG’s payment services contracts. Transaction fees are included in revenue in CSG's Income Statement (and not netted against revenue) because CSG maintains control and acts as principal over the integrated service provided under its payment services customer contracts. However, CSG excludes expense associated with transaction fees from the numerator and denominator in calculating its non-GAAP adjusted operating margin percentage in order to provide comparability with historical and future periods and with its peer group and competitors.

CSG Systems International, Inc.

November 5, 2025

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	September 30, 2025		September 30, 2024
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$20,483	$0.73	$19,088	$0.67
GAAP income tax provision (3)	5,857		4,691
GAAP income before income taxes	26,340		23,779
Restructuring and reorganization charges (1)	5,591		2,943
Acquisition-related costs:
Amortization of acquired intangible assets	3,474		3,929
Earn-out compensation	2,954		2,591
Transaction-related costs	3,200		32
Stock-based compensation (1)	8,818		8,759
Non-GAAP income before income taxes	50,377		42,033
Non-GAAP income tax provision (3)	(13,602)		(11,979)
Non-GAAP net income	$36,775	$1.31	$30,054	$1.06

	Nine Months Ended		Nine Months Ended
	September 30, 2025		September 30, 2024
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$48,880	$1.74	$52,384	$1.83
GAAP income tax provision (3)	18,881		18,859
GAAP income before income taxes	67,761		71,243
Restructuring and reorganization charges (1)	17,547		12,040
Executive transition costs	-		352
Acquisition-related expenses:
Amortization of acquired intangible assets	10,385		10,174
Earn-out compensation	13,320		3,416
Transaction-related costs	3,200		243
Stock-based compensation (1)	26,292		25,821
Loss on extinguishment of debt	453		-
Non-GAAP income before income taxes	138,958		123,289
Non-GAAP income tax provision (3)	(37,519)		(35,137)
Non-GAAP net income	$101,439	$3.61	$88,152	$3.08
(3)
The GAAP effective income tax rates for the third quarters of 2025 and 2024 were approximately 22% and 20%, respectively, and for the nine months ended September 30, 2025 and 2024 were approximately 28% and 26%, respectively. The GAAP effective tax rate increases are due primarily to certain one-time benefits recognized in the third quarter of 2024 and the earn-out compensation, for which a valuation allowance has been established for income tax purposes.

The non-GAAP effective income tax rates for the third quarter and nine months ended September 30, 2025 were 27% in each period and for the third quarter and nine months ended September 30, 2024 were 28.5% in each period.

(4) The outstanding diluted shares for the third quarter and nine months ended September 30, 2025 were 28.0 million and 28.1 million, respectively, and for the third quarter and nine months ended September 30, 2024 were 28.5 million and 28.6 million, respectively.

CSG Systems International, Inc.

November 5, 2025

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
GAAP net income	$20,483	$19,088	$48,880	$52,384
GAAP income tax provision	5,857	4,691	18,881	18,859
Interest expense (5)	7,367	7,778	21,964	22,982
Loss on debt extinguishment	-	-	453	-
Interest income and other, net	(3,248)	265	(479)	(5,186)
GAAP operating income	30,459	31,822	89,699	89,039
Restructuring and reorganization charges (1)	5,591	2,943	17,547	12,040
Executive transition costs	-	-	-	352
Acquisition-related expenses:
Amortization of acquired intangible assets (6)	3,474	3,929	10,385	10,174
Earn-out compensation	2,954	2,591	13,320	3,416
Transaction-related costs	3,200	32	3,200	243
Stock-based compensation (1)	8,818	8,759	26,292	25,821
Amortization of other intangible assets (6)	4,301	3,139	11,628	8,584
Amortization of customer contract costs (6)	5,877	5,373	15,322	16,095
Depreciation (1)	4,301	5,313	13,899	16,286
Non-GAAP adjusted EBITDA	$68,975	$63,901	$201,292	$182,050
Non-GAAP adjusted EBITDA as a percentage of revenue less transaction fees (2)	24.7%	23.4%	24.5%	22.5%

(5) Interest expense includes amortization of deferred financing costs as provided in Note 6 below.

(6) Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Amortization of acquired intangible assets	$3,474	$3,929	$10,385	$10,174
Amortization of other intangible assets	4,301	3,139	11,628	8,584
Amortization of customer contract costs	5,877	5,373	15,322	16,095
Amortization of deferred financing costs	839	879	2,539	2,614
Total amortization	$14,491	$13,320	$39,874	$37,467

Non-GAAP Adjusted Free Cash Flow:

CSG’s calculation of non-GAAP adjusted free cash flow and the reconciliation of CSG’s non-GAAP adjusted free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Cash flows from operating activities	$47,943	$39,459	$96,738	$53,213
Earn-out compensation payments	-	-	5,000	-
Purchases of software, property, and equipment	(4,002)	(7,455)	(11,154)	(16,528)
Non-GAAP adjusted free cash flow	$43,941	$32,004	$90,584	$36,685

CSG Systems International, Inc.

November 5, 2025